Exhibit 10.34

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is made and entered into as of the          day of                         ,              by and between Standard Pacific Corp., a Delaware corporation (the “Company”), and                          (“Indemnitee”).

RECITALS

WHEREAS, Indemnitee has been elected to serve as an officer and/or director of the Company; and

WHEREAS, there is a general awareness that competent and experienced persons are becoming more reluctant to serve as directors or officers of a corporation unless they are protected by comprehensive insurance or indemnification, especially since stockholder and derivative lawsuits against publicly held corporations, their directors and officers for line-of-duty decisions and actions have increased in number in recent years for damages in amounts which have no reasonable or logical relationship to the amount of compensation received by the directors or officers from the corporation; and

WHEREAS, the vagueries of “public policy” and the interpretations of ambiguous statutes, regulations and bylaws are too uncertain to provide corporate officers and directors with adequate, reliable knowledge of legal risks to which they may be exposed; and

WHEREAS, damages sought by class action plaintiffs in some cases amount to tens of millions of dollars and, whether or not the case is meritorious, the cost of defending them is enormous with few individual directors and officers having the resources to sustain such legal costs, not to mention the risk of a judgment running into millions even in cases where the defendant was neither culpable nor profited personally to the detriment of the corporation; and

WHEREAS, it is generally recognized that the issues and controversy in such litigation are usually related to the knowledge, motives and intent of the director or officer and that he or she is usually the only witness with first-hand knowledge of the essential facts or of exculpating circumstances who is qualified to testify in his or her defense regarding matters of such subjective nature, and that the long period of time which normally and usually lapses before such suits can be disposed of can extend beyond the normal time for retirement of a director or officer with the result that, after retirement or even in the event of death, his or her spouse, heirs, executors or administrators, as the case may be, may be faced with limited ability, undue hardship and an intolerable burden in launching and maintaining a proper and adequate defense of the director or officer or his or her estate against claims for damages; and

WHEREAS, the Board of Directors of the Company, based upon their experience as business managers, have concluded that the continuation of present trends in litigation against corporate directors and officers will inevitably result in less effective direction and supervision of the Company and its subsidiaries’ and affiliates’ business affairs and the operation of their facilities, as opposed to aggressive supervision and management in a search for profits, and the board deems such consequences to be so detrimental to the best interests of the Company’s stockholders that it has concluded that its directors and officers should be provided with maximum protection against inordinate risks in order to ensure that the most capable persons otherwise available will be attracted to such positions and therefore, the directors have further concluded that it is not only reasonable and prudent but necessary for the Company contractually to obligate itself to ..indemnify in a reasonable and adequate manner its directors and officers and the directors and officers of its affiliates; and

WHEREAS, Section 145 of the Delaware General Corporation Law, under which the Company is organized, empowers corporations to indemnify persons serving as a director, officer, employee or agent of the corporation or a person who serves at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and further specifies that the indemnification set forth in said section “shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise,” and said section further empowers a corporation to “purchase and maintain insurance” (on behalf of such persons) against any liability asserted against him or her or incurred by him or her .n any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of said laws; and

WHEREAS, the Company and its predecessors have investigated the type of insurance available, the nature and extent of the coverage provided and the cost thereof to the Company to insure the directors and officers of the Company and of its affiliates against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any such director or officer in connection with any action, suit or proceeding with which he or she is threatened or made a party by reason of such status and/or his or her line-of-duty decisions or actions, and, upon receiving such information, the directors of the Company have determined that the coverage available is inadequate for the Company and its directors, officers and agents and that its stockholders’ best interests would be served by the Company contracting to indemnify such persons and to thereby effectively self-insure against such potential liabilities not covered by insurance; and

WHEREAS, the Company desires to have Indemnitee serve and continue to serve as a director and/or officer of the Company or of any other corporation, subsidiary, partnership, joint venture, or trust or other enterprise (herein called “an Affiliate of the Company”} of which he or she has been or is serving at the request, for the convenience of or to represent the interest of the Company free from undue concern for unpredictable, inappropriate or unreasonable claims for damages by reason of his or her being a director or officer of the Company or of an Affiliate of the Company or by reason of his or her decisions or actions on their behalf and Indemnitee desires to serve or continue to serve (provided that he or she is furnished the indemnity provided for hereinafter}, in one or more of such capacities.

NOW, THEREFORE, in consideration of the premises and covenants contained herein, the Company and the Indemnitee hereby agree as follows:

1. Definitions.

“Litigation Costs” means costs, charges and expenses, including attorneys’, accountants’ and expert witness fees, reasonably incurred in the investigation, defense or prosecution of or other involvement in any Proceeding and any appeal therefrom, and the cost of appeal, attachment and similar bonds.

“Losses” means the total amount which Indemnitee becomes legally obligated to pay in connection with any Proceeding, including judgments, fines, amounts paid in settlement and Litigation Costs.

“Proceeding” means any threatened, pending or completed action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (whether external or internal to the Company, including an action by or in the right of the Company}, and whether formal or informal.

2. Agreement to Serve. Indemnitee will serve and/or continue to serve, at the will of the Company or its stockholders or under separate contract, if such exists, the Company or an Affiliate of the Company as a director and/or officer faithfully and to the best of his or her ability so long as he or she is duly elected and qualified in accordance with the provisions of the bylaws thereof or until such time as he or she tenders his or her resignation in writing or is removed from office.

3. Indemnification.

(a) The Company shall indemnify Indemnitee:

(i) If Indemnitee is a person who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, any Proceeding (other than an action by or in the right of the Company or an Affiliate of the Company) by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (hereinafter called an “Affiliate”), or by reason of anything done or not done by him or her in any such capacity, against Losses actually incurred by him or her in connection with such Proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful; or

(ii) If Indemnitee is a person who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, any Proceeding by or in the right of the Company or an Affiliate of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company or an Affiliate of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or by reason of anything done or not done by him or her in any such capacity, against Litigation Costs actually incurred by him or her in connection with such Proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification under this subsection shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the relevant circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper; or

(iii) To the extent Indemnitee has been successful on the merits or otherwise in defense of any Proceedings referred to in subsections (a) or (b) of this section, or in the defense of any claim, issue or matter described therein, against Litigation Expenses actually incurred by him or her in connection with the investigation, defense or appeal of such action, suit or proceeding. If Indemnitee is not wholly successful in such Proceedings, but is successful on the merits or otherwise as to one or more, but less than all, claims, issues or matters in such Proceedings, the Company shall indemnify Indemnitee against all Litigation Expenses incurred by Indemnitee or on his or her behalf in connection with the successfully resolved claim, issue or matter. For purposes of this Section 3 and without limitation, the termination of any Proceedings by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption (1) that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, or (2) with respect to any criminal action or proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was criminal.

(b) The protections afforded Indemnitee by this Agreement shall continue after Indemnitee ceases as a director, officer, employee or agent of the Company or an Affiliate of the Company or to serve at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and shall inure to the benefit of the heirs, executors and administrators of such Indemnitee, except that no indemnification shall be due under the provisions of this subsection to the extent a court of competent jurisdiction shall have found in such Proceeding that Indemnitee defrauded or stole from the Company or an Affiliate of the Company or converted to his or her own personal use and benefit business or properties of the Company or an Affiliate of the Company or was guilty of gross negligence or willful misconduct of a culpable nature to the Company or an Affiliate of the Company.

4. The Company’s Assumption of Defense. To the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with the counsel satisfactory to the Indemnitee. After notice from the Company to Indemnitee of its election so to assume the defense thereof, the Company will not be liable to the Indemnitee under this Agreement for any Litigation Costs subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ personal counsel in such

Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee, unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action, or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in (ii) above.

5. Assumption of Liability by the Company. If Indemnitee is deceased and is entitled to indemnification under any provision of this Agreement, the Company shall indemnify Indemnitee’s estate and his spouse, heirs, administrators and executors against, and the Company shall, and does hereby agree, to assume any and all Losses incurred by or for Indemnitee of his or her estate in connection with the investigation, defense, settlement or appeal of any such Proceeding. Further, when requested in writing by the spouse of Indemnitee and/or the heirs, executors or administrators of Indemnitee’s estate, the Company shall provide appropriate evidence of the Company’s Agreement set out herein, to indemnify Indemnitee against and to itself assume such Losses.

6. Notice of Proceeding. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Company under the Agreement, notify the Company of the commencement thereof. The omission so to notify the Company will not relieve it from any liability which it may have to the Indemnitee otherwise than under this Agreement.

7. Request for Indemnification. To obtain Indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification.

8. Determination of Right to Indemnification. Anything contained elsewhere herein to the contrary notwithstanding, the determination as to whether or not Indemnitee has met the standard of conduct required to qualify and entitle him or her, partially or fully, to indemnification under the provisions of any subparagraph of Paragraph 3 hereof may be made either (i) by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the Proceeding which gives rise to a claim made by Indemnitee under this Agreement, (ii) by independent legal counsel (who may not be the outside counsel regularly employed by the Company) in a written opinion, or (iii) by the stockholders of the Company by majority vote of a quorum thereof consisting of stockholders who are not parties to the Proceeding which gives rise to a claim made by Indemnitee under this Agreement, provided that the manner in which (and if applicable, the counsel by which) the right to indemnification is to be determined shall be approved in advance in writing by both Indemnitee and the Board of Directors of the Company by majority vote of a quorum consisting of directors who were not parties to the Proceeding which gives rise to a claim made by Indemnitee under this Agreement. In the event that such parties are unable to agree on the manner in which the determination of the right to indemnity is to be made, such determination may be made by independent legal counsel retained by the Company especially for such purpose, provided that such counsel be approved in advance in writing by both the Board of Directors and Indemnitee and, provided further, that such counsel shall not be outside counsel regularly employed by the Company. In the event that the Parties hereto are unable to agree on the selection of such outside counsel, such outside counsel shall be selected by lot by the outside counsel regularly employed by the Company from among the California law firms having more than twenty (20) attorneys and having a rating of “av” or better in the then current Martindale-Hubbell Law Directory. Such selection by lot shall be made in the presence of Indemnitee (and his or her legal counselor either of them, as Indemnitee may elect). The outside counsel regularly employed by the Company and Indemnitee (and his or her legal counselor either of them as Indemnitee may elect) shall contact, in the order of their selection by lot, such law firms, requesting each such firm to accept engagement to make the determination required hereunder until one of such firms accepts such engagement. The fees and expenses of counsel in connection with making said determination contemplated hereunder shall be paid by the Company, and if requested by such counsel, the Company shall give such counsel an appropriate written agreement with respect to the payment of their fees and expenses and such other matters as may be reasonably requested by counsel. Notwithstanding the foregoing, Indemnitee may, either before or within two (2) years after a determination has been made as provided above, petition the Court of Chancery of the State of Delaware or any other court of competent jurisdiction to determine whether Indemnitee is entitled to indemnification under the provisions hereof under which he or she claims the right to indemnification, and such court shall thereupon have the exclusive authority to make such determination, unless and until such court dismisses or otherwise terminates such action without having made such determination. The determination of the court, as petitioned, as to whether Indemnitee is entitled to indemnification hereunder, shall be independent and irrespective of any prior determination made by the Board of Directors, the stockholders or counsel. If the Court shall determine that Indemnitee is entitled to indemnification hereunder as to any claim, issue or matter involved in the Proceeding with respect to which there has been no prior determination pursuant hereto or with respect to which there has been a prior determination pursuant hereto that Indemnitee was not entitled to indemnification hereunder, the Company shall pay all expenses (including attorneys’ fees) actually incurred by Indemnitee in connection with such judicial determination. If the person (including the Board of Directors, independent legal counsel in a written opinion, the stockholders, or a court) making the determination hereunder shall determine that Indemnitee is entitled to indemnification as to some claims, issues or matters involved in the proceeding but not as to others, such persons shall reasonably prorate the losses with respect to which indemnification is sought by Indemnitee among such claims, issues or matters. If, and to the extent it is finally determined hereunder that Indemnitee is not entitled to indemnification, then Indemnitee agrees to reimburse the Company for all expenses advanced or prepaid hereunder, or the proper proportion thereof, other than the expenses of obtaining the judicial determination referred to above. Anything contained elsewhere herein to the contrary notwithstanding, the Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding or claim effected without its written consent. The Company shall not settle any Proceeding or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Company nor Indemnitee will unreasonably withhold their consent to any proposed settlement.

9. Limitation of Actions and Release of Claims. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any Affiliate of the Company against Indemnitee, his or her spouse, heirs, executors or administrators after the expiration of two (2) years from the date Indemnitee ceases (for any reason) to serve in anyone or more of the capacities covered by this Agreement, and any claim or cause of action of the Company or its Affiliate shall be extinguished and deemed released unless asserted by filing of a legal action within such two (2) year period.

10. Advancement of Litigation Costs. The Litigation Costs incurred by Indemnitee in connection with any Proceedings covered hereunder, shall be paid by the Company in advance as may be appropriate to properly defend any such Proceeding and/or paid in advance at the request of the Indemnitee and any judgments, fines or amounts paid in settlement shall be paid by the Company in advance with the understanding and agreement hereby made and entered into by Indemnitee and the Company that in the event it shall ultimately be determined as provided hereunder that Indemnitee was not entitled to be indemnified, or was not entitled to be fully indemnified, that Indemnitee shall repay to the Company such amount, or the appropriate portion thereof, so paid or advanced. Any request for advancement of Litigation Expenses under this Agreement shall reasonably evidence the Litigation Expenses incurred by Indemnitee. Such advancement of Litigation Expenses by the Company shall be made promptly (but in any event within thirty (30) days) after receipt by the Company of Indemnitee’s request thereof.

11. Other Rights and Remedies. The indemnification and advance payment of expenses as provided by any provision of this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under any provisions of law, the Certificate of Incorporation, and/or bylaws, this or other agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while occupying any of the positions or having any of the relationship referred to in Section 3 of this Agreement, and shall continue after Indemnitee has ceased to occupy such position, or have such relationship and shall inure to the benefit of the heirs, executors and administrators of Indemnitee.

12. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Litigation Costs or Losses but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of Litigation Costs or Losses to which the Indemnitee is entitled.

13. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

14. Prior Agreements. This Agreement shall be of no force and effect with regard to the cost of settlement borne or paid by Indemnitee under the provisions of any agreement executed by the Company and/or Indemnitee prior to the date hereof.

15. Counterparts. This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

16. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction of any provision thereof.

17. Use of Certain Terms. As used in this Agreement, the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular paragraph or subparagraph.

18. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

19. Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware. Nothing in this Agreement is intended to eliminate the requirement that Indemnitee satisfy the applicable standards of conduct for indemnification required by Delaware law.

20. Consent to Jurisdiction. The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or is related to this Agreement and agree that any action instituted under this Agreement shall be tried only in the state courts of the State of Delaware.

21. Notice by Indemnitee. The Indemnitee agrees to promptly notify the Company in writing upon being served with any citation, complaint, indictment or other document covered hereunder, either civil or criminal.

22. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if in writing and (i) delivered personally, (ii) sent by facsimile transmission, (iii) sent by guaranteed overnight delivery service, or (iv) mailed as certified or registered mail, return receipt requested, postage prepaid to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

If to the Indemnitee:	at the address indicated on the signature page hereof.

If to the Company:	Standard Pacific Corp.
15326 Alton Parkway
Irvine, CA 92618
Facsimile: (949) 789-1608
Attention: Clay A. Halvorsen

A notice shall be deemed given when delivered, in the case of personal delivery, or upon confirmation of receipt of facsimile transmission, or on the day after being sent by guaranteed overnight delivery service (with proof of delivery), or four (4) business days after mailing in the manner prescribed herein

23. Successors and Assigns. This Agreement shall be (i) binding upon all successors and assigns of the Company (including by any transfer of substantially all of its assets and any successor by merger or otherwise by operation of law) and (ii) shall be binding on and inure to the benefit of the heirs, personal representatives and estates of the Indemnitee.

IN WITNESS WHEREOF, the Company and the Indemnitee have executed this Agreement as of the date and year first above written.

ATTEST:		STANDARD PACIFIC CORP.

By:		By:
	Clay A. Halvorsen Executive Vice President, General Counsel and Secretary		Stephen J. Scarborough Chairman, Chief Executive Officer and President

INDEMNITEE:

By:
Name: Position: Title:

Address: